Exhibit 99/1

Getaround Appoints Patricia Huerta as Interim CFO and Secures Additional Funding

Huerta brings more than 25 years of experience in finance and public accounting

Company receives $20 million in additional funding from Mudrick Capital

SAN FRANCISCO, Jul. 18, 2024--(BUSINESS WIRE)-- Getaround (OTC: GETR) (“Getaround'' or “the Company”), the world’s first connected carsharing marketplace, today announced the transition from Tom Aldermen as Chief Financial Officer to Patricia Huerta, CPA, as Interim Chief Financial Officer, effective July 19, 2024. Getaround is grateful for Mr. Alderman’s service and contributions to the company.

Huerta , who serves as Getaround’s Chief Accounting Officer, will assume the role of Interim CFO to lead the finance, accounting, compliance and certain other functions and will report to Getaround CEO Eduardo Iniguez. Prior to Getaround, Huerta held various executive finance positions including Chief Financial Officer and Chief Accounting Officer at Good Food Holdings, LLC, a subsidiary of Emart Inc., the largest retailer in South Korea where she oversaw accounting, finance, treasury, tax, ERP implementation and SOX compliance. Prior to joining Good Food Holdings, LLC, Huerta led the accounting and finance teams as Chief Financial Officer at ES Kluft, a luxury and premium bedding company. Previously, she led the accounting and reporting teams of public companies including Yokohama Tire Corporation, Guess, and 99 Cents Only Stores. In those roles, Huerta was responsible for overseeing accounting, reporting, SOX compliance and systems implementations. Huerta was instrumental in overseeing the restatement of the financial statements for 99 Cents Only Stores and she worked with multiple audit firms to complete the restatement.

“It's an honor to be appointed as Getaround’s Interim CFO where my focus will be to streamline internal processes in the accounting, finance and reporting areas and help reduce costs to drive the company to profitability,” said Huerta. “I look forward to working with the executive team, and I'm confident that together we can move fast, execute effectively, and deliver value for our car owners, renters and our investors.”

“Patricia is an experienced CFO and CAO with a demonstrated track record of success in high-growth, entrepreneurial companies that can benefit from efficient financial processes and controls,” said Iniguez.. “She is a respected executive and change agent and I have been impressed by her ability to rapidly transform departments, teams, reporting, metrics, standards, controls, and compliance during her brief tenure as Chief Accounting Officer. Her exemplary work ethic and passion for Getaround’s vision and future direction have made her a valuable addition to the Company’s management team.”

Huerta holds an active CPA license and has a B.S. in Business Administration from California State University, Los Angeles.

Getaround recently announced that it received a written commitment from Mudrick Capital Management L.P. (“Mudrick Capital”) to provide $20 million in additional capital on or prior to July 26, 2024, pursuant to the company’s existing debt facility. On July 16, 2024 Getaround received the funds related to this commitment.

About Getaround

Offering a 100% digital experience, Getaround (OTC: GETR) makes sharing cars and trucks simple through its proprietary cloud and in-car Connect® technology. The company empowers consumers to shift away from car ownership through instant and convenient access to desirable, affordable, and safe cars from entrepreneurial hosts. Getaround’s on-demand technology enables a contactless experience — no waiting in line at a car rental facility, manually completing paperwork or meeting anyone to collect or drop off car keys. Getaround’s mission is to utilize its peer-to-peer marketplace to help solve some of the most pressing challenges facing the world today, including environmental sustainability and access to economic opportunity. Launched in 2011, Getaround is available today in more than 1,000 cities across the United States and Europe. For more information, please visit https://www.getaround.com/.

Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. In particular, the statements contained in the quotations of our Chief Executive Officer and Chief Accounting Officer with respect to delivering value to our owners, renters and investors may constitute forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical facts and generally contain

Exhibit 99/1

words such as "believes”, "expects”, "may”, "will”, "should”, "seeks”, "approximately”, "intends”, "plans”, "estimates”, "anticipates”, and other expressions that are predictions of or indicate future events. Although the forward-looking statements contained in this press release are based upon information available at the time the statements are made and reflect management's good faith beliefs, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, including the dilutive effect of future financings, which may cause the actual results, performance or achievements to differ materially from anticipated future results.

These risks and uncertainties include those described in our filings which we make with the SEC from time to time, including the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2023. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Investors:
investors@getaround.com

Media:
press@getaround.com